POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned officer of Brothers Production Company, Inc. ("Brothers"), hereby constitute and appoint Steven H. Pruett as true and lawful attorney-in-fact for Brothers as follows:

	1.	To apply for and generate access codes to enable
		electronic filings to be made on Brothers' behalf with the U.S. Securities and Exchange Commission's
		Electronic Data, Gathering and Analysis (EDGAR) Filer
		Management website;

	2.	To execute for and on behalf of Brothers, in Brothers'
		capacity as a beneficial owner of greater than 10% of the units of Legacy Reserves LP, a Delaware limited partnership (the "Partnership"), Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act");

	3.	To do and perform any and all acts for and on behalf of
		Brothers that may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

	4.	To execute for and on behalf of Brothers, in Brothers'
		capacity as a beneficial owner of greater than 5% of the units of the Partnership, a Schedule 13D, and any amendments thereto in accordance with Section 13(d) of the Act and the rules thereunder;

	5.	To do and perform any and all acts for and on behalf of
		Brothers that may be necessary or desirable to complete and execute any such Schedule 13D and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	6.	To take any other action of any type whatsoever in
		connection with the foregoing that, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of Brothers, it being understood that the documents executed by such attorney-in-fact on its behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

	I hereby grant to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper in the exercise of any of the rights and powers granted herein as fully to all intents and purposes as I, in my capacity as an officer of Brothers, might or could do in person with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney. I acknowledge that the foregoing attorney-in-fact in serving in such capacity at my request is not assuming, and the Partnership is not assuming, any of my responsibilities to comply with
Section 16 or Section 13 of the Act.

	This Power of Attorney shall remain in full force and effect until Brothers is no longer required to file Forms 3, 4 and 5 and/or a Schedule 13D, or any amendments thereto, with respect to Brothers' holdings of, and any transactions in, securities issued by the Partnership, unless earlier revoked by me or another duly appointed officer of Brothers in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, I have executed this Power of Attorney as of this 10th day of November 2006.

BROTHERS PRODUCTION COMPANY, INC.

/s/ Kyle A. McGraw
------------------
By: Kyle A. McGraw
Title: President



STATE OF TEXAS      S
                    S
COUNTY OF HARRIS    S

	This document was acknowledged before me on November 10, 2006, by Kyle McGraw, who represented that they are the duly appointed and elected President of Brothers Production Company, Inc.

						/s/ George J. Vlahakos
						Notary Public in and for
						the State of Texas
						My commission expires
						June 2, 2010